UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 21, 2012

Commission file number 001-32511

IHS INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13-3769440 (I.R.S. Employer Identification Number)

15 Inverness Way East

Englewood, CO 80112

(Address of principal executive offices)

(303) 790-0600

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On June 21, 2012, IHS Inc. (the “Company”) entered into an underwriting agreement, a copy of which is attached hereto as Exhibit 1.1 (the “Underwriting Agreement”), with an existing stockholder, Conscientia Investment Limited (the “Selling Stockholder”), and Goldman, Sachs & Co. as the underwriter (the “Underwriter”), pursuant to which the Selling Stockholder agreed to sell to the Underwriter 10,000,000 shares of the Company’s Class A common stock, par value $0.01 per share (the “Shares”) at an initial price to the public of $100.00 per share, less an underwriting commission of $2.00 per share. The Shares include 1,304,347 shares to be purchased by the Underwriter pursuant to its option to purchase additional shares provided for by the Underwriting Agreement. The Shares are expected to be delivered against payment therefor on June 27, 2012, subject to customary conditions. The Company will not receive any proceeds from the offering of the Shares.

The offering of the Shares was registered under the Securities Act of 1933, as amended, pursuant to the Company’s shelf registration statement on Form S-3 File No. 333-182193 (the “Registration Statement”). The Underwriting Agreement contains customary representations, warranties, covenants and indemnification rights. The above description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement. A copy of the Underwriting Agreement is incorporated herein by reference and is attached to this Current Report on Form 8-K as Exhibit 1.1. In addition, the Underwriting Agreement is incorporated by reference into the Registration Statement as an exhibit.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

1.1  Underwriting Agreement dated June 21, 2012 among IHS Inc., Conscientia Investment Limited and Goldman, Sachs & Co.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IHS INC.

Date: June 22, 2012	By:	/s/ Stephen Green
Stephen Green
Executive Vice President, Legal and Secretary

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